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                                                                    EXHIBIT 10.3



May 19, 1998

Mark R. O'Brien
485 Camp Fuller Road
Wakefield, RI 02879
                              EMPLOYMENT AGREEMENT
                              --------------------

Dear Mr. O'Brien:

The purpose of this letter is to summarize the terms of our agreement for your employment as Vice President, Business Development of Linkon Corporation. This full time position reports to me as President and CEO. Following are the terms of employment:

1.) RESPONSIBILITY
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You will have primary responsibility for developing the company's revenue line.
You will specifically be responsible for the overall strategic sales direction, sales of your named accounts, expense control and personnel decisions for your functional areas. Attachment 1 to this letter provides a more detailed definition of duties.

2.) COMPENSATION
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       1.  A monthly base salary of $8,500 which will be reviewed annually.
       2. A sales commission of 2% for sales to those accounts under your responsibility. Commissions will be paid quarterly.
       3. A performance bonus of $15,000 paid annually based upon achievement of goals as defined in Attachment 2 of this letter.

3.) OPTIONS
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       1.  You will participate in the Linkon stock option plan.
       2. You will receive in any event, 25,000 fully vested options as a signing bonus with this contract.

4.) BENEFITS
------------
       1.  A stipend of $650 a month to cover your health insurance.
       2.  Linkon has a 401K program for which you are eligible.
       3.  You will be entitled to one month vacation.
       4.  You will receive an auto allowance of $500 per month.
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Mark R. O'Brien  Employment Agreement
May 19, 1998
Page Two

5.)  TERM
---------
The term of this employment agreement shall commence on the day of the signing of this employment agreement and shall continue for two years or until otherwise terminated in this agreement.

6.) TERMINATION
---------------

       1. In the event you are terminated for cause, you will receive no compensation. "Cause" is defined as: (i) Violation of any rule or regulation of any regulatory organization or Governmental agency which is injurious to Linkon. (ii) Your conviction of a felony. (iii) Your conviction of any crime involving moral turpitude. (iv) A finding that you sexually harassed or discriminated against any company employee. (v) A material breach of the terms of this offer.
       2.  Should Linkon terminate you, you will receive a severance payment equal to one year salary plus any bonus earned and benefits.
       3.  In the event, Linkon undergoes a sales, merger or acquisition to a
           3/rd/ Party resulting in your termination, you will receive a severance payment equal to one years of base salary plus any bonus earned and benefits.

7.) INDEMNIFICATION
-------------------

Linkon will indemnify you for any and all claims, suits, proceedings, damages, losses or liabilities incurred by you and arising out of any acts or decisions done or made by Linkon from the signing of this agreement. Linkon agrees to pay your reasonable expenses, including reasonable attorney's fees, actually incurred by you in connection with the defense of any such action, suit or proceedings and in connection with any appeal thereon including the cost of court settlements if such settlement is agreed to by Linkon. Nothing contained herein shall entitle you to indemnification by Linkon in excess of that permitted by applicable law.

8.) NON-COMPETITION
-------------------

You agree that in consideration for Linkon's agreement contained in this offer, you will not, directly or indirectly, be employed by, manage, operate, control or acquire an interest in, or otherwise engage or participate in any business which is in competition with the business of Linkon.

Please sign this letter as an indication of your acceptance of these terms of employment.

Sincerely,

Lee W. Hill
President and CEO
enclosure (2)               I accept the terms of this employment agreement,

                            /s/Mark R. O'Brien                    5/19/98
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                            Mark R. O' Brien                      Date